UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2011

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 26, 2011, Archer-Daniels-Midland Company (“ADM”) issued $527,681,000 aggregate principal amount of 4.535% Debentures due 2042 (the “New Debentures”) in exchange for specified series of ADM’s outstanding debt securities, in connection with the expiration of the early participation period for its previously announced exchange offers. The New Debentures were issued to qualified institutional buyers (“QIBs”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act.

The New Debentures were issued under an indenture, dated as of September 20, 2006, between ADM and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee. The New Debentures will pay interest on March 26 and September 26 of each year, beginning March 26, 2012, at a rate of 4.535% per annum. The New Debentures are ADM’s senior obligations and rank equally with all of its other unsecured indebtedness. The New Debentures are subject to optional redemption prior to maturity. The New Debentures issuable to QIBs in reliance on Rule 144A under the Securities Act were issued in the form of registered global securities in the form of debentures attached as Exhibit 4.1 hereto (the “Rule 144 A Global Debenture”), and the New Debentures issuable to non-U.S. persons pursuant to Regulation S under the Securities Act were issued in the form of registered global securities in the form of debentures attached as Exhibit 4.2 hereto (the “Regulation S Global Debenture”). The description of the New Debentures contained herein is qualified by reference to the form of Rule 144A Global Debenture and form of Regulation S Global Debenture attached hereto.

On September 26, 2011, in connection with the issuance of the New Debentures, ADM entered into a registration rights agreement (the “Registration Rights Agreement”) with the dealer managers for the exchange offers named therein. Under the Registration Rights Agreement, ADM has agreed to file an exchange offer registration statement with the Securities Exchange Commission (the “SEC”) to allow holders of the New Debentures to exchange such New Debentures for an equal principal amount of debentures with substantially identical terms, except that they will generally be freely transferable under the Securities Act. In addition, ADM has agreed pursuant to the Registration Rights Agreement, under certain circumstances, to file a shelf registration statement with the SEC to cover resales of the New Debentures. If ADM fails to satisfy these obligations, it will be required to pay additional interest as liquidated damages to the holders of the New Debentures. The Registration Rights Agreement is attached hereto as Exhibit 4.3, and the description of the Registration Rights Agreement contained herein is qualified by reference thereto.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

4.1	Form of Rule 144A Global Debenture for ADM’s 4.535% Debentures due 2042.

4.2	Form of Regulation S Global Debenture for ADM’s 4.535% Debentures due 2042.

4.3	Registration Rights Agreement, dated as of September 26, 2011, by and among ADM and Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as Dealer Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: September 27, 2011	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing

4.1	Form of Rule 144A Global Debenture for ADM’s 4.535% Debentures due 2042.	Filed electronically

4.2	Form of Regulation S Global Debenture for ADM’s 4.535% Debentures due 2042.	Filed electronically

4.3	Registration Rights Agreement, dated as of September 26, 2011, by and among ADM and Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC, as Dealer Managers.	Filed electronically